Exhibit 4.7

Subscription Rights Account Statement
IMPORTANT: Retain a copy of this statement for your investment, tax and cost-basis records.
Questions: U.S. telephone number: 800-990-1135, Outside U.S.: 651-453-2128
For online account information, please visit www.adr.com/shareholder

Account Summary	Subscription Rights	Account # 4000123412

		Direct Registration Information
		CUSIP Number:	06738E121
ABBEY DOE		Broker / Dealer Firm Name:	TEST BROKER
1 WAY OF WELLS FARGO		Broker / Dealer Account Number:	987654321
WELLS FARGO MN 11111		Broker / Dealer Participant Number:	1111
		Transfer Agent Account Number:	4000123412

		Year-to-Date Amounts
		Service Charges Paid by You	$0.00
		Commissions Paid by You	$0.00
		Federal Tax Withheld	$0.00
Account Value		Nonresident Alien Tax Withheld	$0.00
Subscription Rights	650.000	State Tax Withheld	$0.00

Year-to-Date Activity

Transaction or Settlement Date	Transaction Type	Price per Right	Gross Amount	Service Charge	Brokerage Commission	Net Amount	Number of Rights		Direct Registration Balance
BALANCE FORWARD									0.000
01/24/07	Transfer	$0.0000	$0.00	$0.00	$0.00	$0.00	100.000		100.000
01/24/07	Transfer	$0.0000	$0.00	$0.00	$0.00	$0.00	100.000		200.000
01/24/07	Issuance	$0.0000	$0.00	$0.00	$0.00	$0.00	1,000.000		1,200.000
01/24/07	Withdrawal	$0.0000	$0.00	$0.00	$0.00	$0.00	500.000	-	700.000
01/24/07	Withdrawal	$0.0000	$0.00	$0.00	$0.00	$0.00	50.000	-	650.000

The transaction(s) has been processed as instructed.

The rights issue (the “Rights Issue”) to which this ADS rights statement relates is being made pursuant to a prospectus (the “Prospectus”) and related registration statement filed by Barclays PLC (the “Company”) with the United States Securities and Exchange Commission (the “SEC”). The Company advises that you may obtain these documents free of charge by accessing EDGAR on the SEC website at www.sec.gov or, in the case of the Prospectus, by accessing the Barclays website at Barclays.com/rights issue. The Company has also advised that copies of the Prospectus are also available upon request from D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, +1 (212) 269-5550 (call collect) or +1 (800) 269-6427 (toll free in the U.S. or Canada).

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of ADS rights set forth above, each of which entitles the owner to subscribe for one new ADS, each representing four ordinary shares of the Company, on the terms and subject to the conditions set forth in the Prospectus, the instructions relating hereto on the reverse side hereof and the instructions as to the use of this ADS rights statement included in this mailing. The transferable rights represented by this ADS rights statement may be exercised by duly completing Section 1 of the reverse side hereof and by returning the full payment of the deposit amount for each new ADS as described and the underlying ordinary share rights may be sold by duly completing Section 2 on the reverse side hereof. THE ADS RIGHTS EVIDENCED BY THIS ADS RIGHTS STATEMENT MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS PROPERLY COMPLETED AND DULY SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE.

By completing and delivering this ADS rights statement, the registered owner represents and warrants that they (i) have the right, power and authority, and have taken all action necessary, to make the subscription under the Rights Issue and to execute, deliver and exercise the ADS rights, and that they are not a person otherwise prevented by legal or regulatory restrictions from subscribing for the new ADSs or acting on behalf of any such person on a non-discretionary basis, and (ii) are not, nor are they subscribing on behalf of any person who is, a citizen or resident, or which is a corporation, partnership or other entity created or organized in or under any laws, of the People’s Republic of China, the Hong Kong Special Administrative Region of the People’s Republic of China, Japan, the Republic of South Africa and any other jurisdiction where the extension into or availability of the Rights Issue would breach any applicable law (each, an “Excluded Territory”).

Direct Registration: The Company is a participant of the Direct Registration System (“DRS”). You may choose to have your ADS rights electronically delivered to or from your shareowner account through DRS. For more information about how to authorize electronic right movement, please contact your broker/dealer. As a result of electronic right movement through DRS, your broker/dealer information will be recorded on your account at JPMorgan Chase Bank, N.A., as the ADS rights agent. This information is reported at the top of this statement. Please verify the information for accuracy.

☐	Please change my address as indicated.
All registered holders MUST sign in Section 4 on reverse of statement.

4000123412

ABBEY DOE

1 WAY OF WELLS FARGO

WELLS FARGO MN 11111

LMT0000005	PM01	01	tra	1

Account # 4000123412

SECTION 1. EXERCISE OF ADS RIGHTS

IF YOU WISH TO EXERCISE YOUR FULL SUBSCRIPTION FOR ADSs OR A PORTION THEREOF:

To exercise: I hereby exercise:                                          ADS rights for the same number of new ADSs

Therefore, I apply for		ADSs	x $ [ . ]	=	$
	(no. of new ADSs)		(deposit amount)			(amount enclosed)

In order to exercise your ADS rights, a properly completed and executed ADS rights statement, along with payment in full, must be received by JPMorgan Chase Bank, N.A. (the “ADS rights agent”) no later than 2:30 p.m. (New York City time) on October 1, 2013.

Method of Payment: A cashier’s check drawn on a U.S. bank payable to “JPMorgan Chase Bank, N.A.”, as ADS rights agent.

FULL PAYMENT FOR THE ADSs MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY A CASHIER’S CHECK DRAWN UPON A UNITED STATES BANK PAYABLE TO THE ADS RIGHTS AGENT IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. PERSONAL CHECKS WILL NOT BE ACCEPTED.

SECTION 2. SALE OF UNDERLYING ORDINARY SHARE RIGHTS

To receive proceeds from the sale of ordinary share rights on the London Stock Exchange plc (the “LSE”): I hereby surrender the number of ADS rights indicated below for cancellation and instruct the ADS rights agent to sell the underlying ordinary share rights on the LSE. I understand that the ADS rights agent will convert proceeds received from such sale, if any, into US dollars and remit the net proceeds to me, net of the fee of $0.05 per ADS right cancelled and any other applicable fees, taxes or expenses. I understand there is no guarantee that any such sale will occur or, if the sale occurs, as to the price, if any, received on the sale of such ordinary share rights.

In order to instruct the ADS rights agent to attempt to sell the ordinary share rights underlying your ADS rights on your behalf, a properly completed and executed ADS rights statement must be received by the ADS rights agent no later than 2:30 p.m. (New York City time) on September 25, 2013.

Number of whole ADS rights surrendered for sale of underlying ordinary share rights: __________________________

SECTION 3. CANCELLATION OF ADS RIGHTS AND RECEIPT OF UNDERLYING ORDINARY SHARE RIGHTS

To receive ordinary share rights: I hereby surrender the number of ADS rights indicated below for cancellation and instruct the ADS rights agent to deliver the underlying ordinary share rights to my account in the CREST settlement system as set forth below. I understand that the ADS rights are not deemed cancelled until the ADS rights agent has received the $0.05 per ADS right cancellation fee owing and that there is no guarantee the ordinary share rights will be delivered in time for the undersigned to take any action with respect thereto.

If you choose to exercise this option, kindly surrender your ADS rights along with instructions as to where the ordinary share rights should be delivered. Please send such cancellation instructions, and the appropriate cancellation fees ($0.05 per ADS right requested to be cancelled). It is recommended that any party surrendering ADS rights for cancellation consult with their local market agent to ensure that delivery instructions are properly provided and that any and all local market requirements have been satisfied to allow for timely delivery of the underlying ordinary share rights. In order to surrender your ADS rights in time to receive the underlying ordinary share rights, a properly completed and executed ADS rights statement must be received by the ADS rights agent no later than 12:00 p.m. (New York City time) on September 26, 2013.

Number of whole ADS rights surrendered for delivery of underlying ordinary share rights: _________________

CREST Participant ID:	U.K. Receiving Broker Name:

CREST Member Account ID:	U.K. Receiving Broker Contact:

Full Name of CREST Account:	U.K. Receiving Broker Phone Number:

SECTION 4. SIGNATURE(S)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS STATEMENT. IF YOU ARE SIGNING ON BEHALF OF A REGISTERED SHAREHOLDER OR ENTITY YOU MUST SIGN IN YOUR LEGAL CAPACITY WITH YOUR SIGNATURE MEDALLION GUARANTEED. YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ON-LINE AT www.stai.org.

Signature(s) of Subscriber(s)

Name(s):

Capacity (Full Title):

APPLY MEDALLION GUARANTEE STAMP HERE

DELIVERY TO AN ADDRESS OTHER THAN THE ADDRESSES LISTED BELOW WILL NOT CONSTITUTE VALID DELIVERY.:

Return this statement to:

Mail to:	By Hand or Courier or Hand-Delivery to:
JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.
Voluntary Corporate Actions Dept	Voluntary Corporate Actions Department
P.O. Box 68454	1110 Centre Pointe Curve, Suite 101
St. Paul, MN 55164-0854	Mendota Heights, MN 55120-4100